UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

TILT HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56422	83-2097293
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

, Arizona
2801 E. Camelback Road #180 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(623) 887-4900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On September 1, 2023, SFNY Holdings Inc. (“SFNY”) and Standard Farms New York LLC (“Standard Farms NY”, together with SFNY, the “Seller Parties”), each subsidiaries of TILT Holdings Inc. (the “Company”), entered into a membership interest purchase agreement (the “Purchase Agreement”) with CGSF Investments, LLC (“CGSF”), a wholly owned subsidiary of PowerFund Holdings II LLC, pursuant to which, upon the terms and conditions set forth therein, CGSF acquired from SFNY all the membership interests in Standard Farms NY for the agreed consideration of $1,400,000 (the “Transaction”). Standard Farms NY holds a 75% interest in CGSF Group LLC (“CGSF Group”), which was formed to establish vertical cannabis operations on the Shinnecock Nation’s aboriginal tribal territory in the Hamptons on Long Island, New York.  The cannabis project development firm Conor Green Consulting, LLC will continue to hold a 25% interest in CGSF Group.

Pursuant the Purchase Agreement, the Transaction was subject to the satisfaction or waiver of certain conditions set forth in the Purchase Agreement, including, among others, the termination of the amended and restated loan agreement dated August 24, 2021 by and between SFNY and CGSF Group (the “CGSF Loan Agreement”) in the form of a loan termination agreement (the “CGSF Loan Termination Agreement”). Under the CGSF Loan Termination Agreement, SFNY and CGSF Group mutually agreed to terminate and retire the CGSF Loan Agreement and any other agreement entered into in connection with the CGSF Loan Agreement, including a promissory note in the principal amount of up to $18,000,000 which had a maturity date of August 24, 2026 and an interest rate of 9% per year, payable at maturity and all of SFNY and CGSF Group’s obligations under the CGSF Loan Agreement, the related promissory note, and any other related loan agreements were satisfied, terminated and released as of the date of the Purchase Agreement. No early termination penalties were incurred in connection with this termination.

The Purchase Agreement and CGSF Loan Termination Agreement contain customary representations, warranties and covenants, as applicable.

Seller Parties and CGSF have each agreed to customary indemnification obligations with respect to breaches of their respective representations and warranties and failures to perform their respective obligations under the Purchase Agreement following the date of the Purchase Agreement. Seller Parties and CGSF’s indemnification obligations are each subject to certain customary limitations and deductibles.

The foregoing description of the Purchase Agreement and CGSF Loan Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of each agreement respectively, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information with respect to the CGSF Loan Termination Agreement is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated into this Item 1.02 by reference.

Item 8.01 Other Events

On September 5, 2023, the Company issued a press release announcing the entry into the Purchase Agreement and the CGSF Loan Termination Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1#*	Membership Interest Purchase Agreement dated September 1, 2023, by and among SFNY Holdings, Inc., Standard Farms New York, LLC and CGSF Investment LLC.
10.2	Loan Termination Agreement dated September 1, 2023, by and between CGSF Group LLC and SFNY Holdings, Inc.
99.1	Press Release dated September 5, 2023.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

# Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

* In accordance with Item 601(a)(6) of Regulation S-K, certain information (indicated by [***]) has been excluded from this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILT Holdings Inc.

Date: September 7, 2023	By:	/s/ Tim Conder
	Name:	Tim Conder
	Its:	Interim Chief Executive Officer

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